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                                                                  EXHIBIT (m)(2)

                          BROKERAGE ENHANCEMENT PLAN

                                   SCHEDULE A

                          Aggressive Equity Portfolio
                           Emerging Markets Portfolio
                         Diversified Research Portfolio
                           Small-Cap Equity Portfolio
                       International Large-Cap Portfolio
                           Bond and Income Portfolio
                                Equity Portfolio
                           I-Net Tollkeeper Portfolio
                            Multi-Strategy Portfolio
                            Equity Income Portfolio
                              Growth LT Portfolio
                           Strategic Value Portfolio*
                             Focused 30 Portfolio*
                            Mid-Cap Value Portfolio
                             Equity Index Portfolio
                           Small-Cap Index Portfolio
                                 REIT Portfolio
                         International Value Portfolio
                        Government Securities Portfolio
                             Managed Bond Portfolio
                             Money Market Portfolio
                           High Yield Bond Portfolio
                           Large-Cap Value Portfolio



*Effective October 2, 2000